                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported) July 10, 1997


                             HMH PROPERTIES, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
                (State or Other Jurisdiction of Incorporation)

                  52-1822042                               33-95058
     (I.R.S. Employer Identification Number)       (Commission File Number)


                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principle Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (301) 380-9000
        (Former Name or Former Address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

HMH Properties, Inc. (the "Company" or "Properties"), a wholly-owned, indirect subsidiary of Host Marriott Corporation, completed a consent solicitation with holders of its senior notes to amend certain provisions of its senior notes indenture. A similar consent solicitation was conducted by HMC Acquisition Properties, Inc. ("Acquisitions"), (together, the "Consent Solicitations"). The Consent Solicitations facilitated the merger of Acquisitions, a wholly-owned indirect subsidiary of Host Marriott Corporation, which owns 17 full-service hotel properties, with and into the Company (the "Merger"). The financial statements of the Company included herein present the combined consolidated financial position, results of operations and cash flows of Properties and Acquisitions for all periods presented.

In addition to the Merger, the Consent Solicitations increased the ability of the Company to acquire, through certain subsidiaries, additional properties subject to non-recourse indebtedness and controlling interests in corporations, partnerships and other entities holding attractive properties and increased the threshold for distributions to affiliates to the excess of the Company's earnings before interest expense, income taxes, depreciation and amortization and other non-cash items ("EBITDA") subsequent to the Consent Solicitations over 220% of the Company's interest expense. Fees totalling approximately $12 million were paid to certain holders of the senior notes for the Consent Solicitations.

Concurrent with the Consent Solicitations and the Merger, the Company issued $600 million of 8 7/8% senior notes (the "New Senior Notes") at par maturing in 2007 (the "Offering"). The Company received net proceeds from the Offering of approximately $570 million, which will be used to fund future acquisitions of, or the purchase of interests in, full-service hotels and other lodging-related properties, which may include senior living communities, as well as for general corporate purposes. The New Senior Notes are guaranteed on a joint and several basis by certain of the Company's subsidiaries and rank pari passu in right of payment with all other existing and future senior indebtedness of the Company.

Certain matters discussed within this Form 8-K are forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. These risks are detailed from time to time in the company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

Included herein are the financial statements of the Company and certain pro forma financial information for the Registrant.

Item 7. Financial Statements and Exhibits

     (a)  Financial statements of HMH Properties, Inc.

                                                                           Page
     Report of Independent Public Accountants                                3
     Combined Consolidated Balance Sheet as of January 3, 1997 and
        December 29, 1995                                                    4
     Statements of Combined Consolidated Operations for the fiscal years
        ended January 3, 1997, December 29, 1995 and December 30, 1994       5
     Combined Consolidated Statements of Shareholder's Equity for
        fiscal years ended January 3, 1997, December 29, 1995 and
        December 30, 1994                                                    6
     Combined Consolidated Statements of Cash Flows for the fiscal years
        ended January 3, 1997, December 29, 1995 and December 30, 1994       7
     Notes to Combined Consolidated Financial Statements                     8
     Condensed Combined Consolidated Balance Sheet as of March 28, 1997     24
     Condensed Combined Consolidated Statements of Operations for the
        twelve weeks ended March 28, 1997 and March 22, 1996                25
     Condensed Combined Consolidated Statements of Cash Flows for the
        twelve weeks ended March 28, 1997 and March 22, 1996                26
     Notes to Condensed Combined Consolidated Financial Statements          27

     (b) Pro Forma financial information as of March 28, 1997 and for the twelve weeks ended March 28, 1997 and March 22, 1996 and the fiscal year ended January 3, 1997 of the Company reflecting the Merger, the Offering and other transactions are included herein.

                                                                           Page
     Pro Forma Condensed Combined Consolidated Financial Data               32
     Pro Forma Condensed Combined Consolidated Balance Sheet
        as of March 28, 1997                                                33
     Pro Forma Condensed Combined Consolidated Statement of Operations
        for the period ended March 28, 1997                                 34
     Pro Forma Condensed Combined Consolidated Statement of Operations
        for the period ended March 22, 1996                                 35
     Pro Forma Condensed Combined Consolidated Statement of Operations
        for the year ended January 3, 1997                                  36
     Notes to Pro Forma Condensed Combined Consolidated Financial Data      37

                                  SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       HMH PROPERTIES, INC.

                                       By: /s/ Donald D. Olinger
                                           -----------------------------
                                           Donald D. Olinger
July 24, 1997                              Vice President and
                                           Corporate Controller

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To HMH Properties, Inc.:

  We have audited the accompanying combined consolidated balance sheets of HMH Properties, Inc. and subsidiaries and HMC Acquisition Properties, Inc. and subsidiaries as of January 3, 1997 and December 29, 1995, and the related combined consolidated statements of operations, shareholder's equity and cash flows for each of the three fiscal years in the period ended January 3, 1997. These financial statements were prepared in connection with the consent solicitation discussed in Note 1 and are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the combined consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the combined financial position of HMH Properties, Inc. and subsidiaries and HMC Acquisition Properties, Inc. and subsidiaries as of January 3, 1997 and December 29, 1995 and the combined results of their operations and cash flows for each of the three fiscal years in the period ended January 3, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.
May 21, 1997

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                      COMBINED CONSOLIDATED BALANCE SHEETS

                     JANUARY 3, 1997 AND DECEMBER 29, 1995
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                                   1996   1995
                                                                  ------ ------
                             ASSETS
Property and equipment, net...................................... $1,473 $1,454
Note receivable from affiliate...................................    140    145
Due from hotel managers..........................................     35     36
Investment in affiliate..........................................     17     16
Other assets.....................................................     66     36
Cash and cash equivalents........................................    141    123
                                                                  ------ ------
                                                                  $1,872 $1,810
                                                                  ====== ======
              LIABILITIES AND SHAREHOLDER'S EQUITY
Senior Notes..................................................... $  950 $  950
Notes secured by real estate assets..............................     98    100
Other notes......................................................     34     34
                                                                  ------ ------
  Total debt.....................................................  1,082  1,084
Deferred income taxes............................................     87     88
Other liabilities................................................     77     31
                                                                  ------ ------
  Total liabilities..............................................  1,246  1,203
                                                                  ------ ------
Shareholder's equity
Common stock, 100 shares issued and outstanding, no par value....    --     --
Additional paid-in capital.......................................    626    611
Accumulated earnings (deficit)...................................    --      (4)
                                                                  ------ ------
    Total shareholder's equity...................................    626    607
                                                                  ------ ------
                                                                  $1,872 $1,810
                                                                  ====== ======


            See Notes to Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

  FISCAL YEARS ENDED JANUARY 3, 1997, DECEMBER 29, 1995 AND DECEMBER 30, 1994
                                 (IN MILLIONS)

                                                             1996   1995  1994
                                                             -----  ----  ----
REVENUES
  Hotels....................................................  $313  $261  $214
  Senior living communities (received from Marriott Interna-
   tional)..................................................   --    --     14
  Net gains (losses) on property transactions...............     1   (10)    1
  Equity in earnings of affiliate...........................     5     4     3
                                                             -----  ----  ----
                                                               319   255   232
                                                             -----  ----  ----
OPERATING COSTS AND EXPENSES
  Hotels (including Marriott International management fees
   of $45 million, $38 million and $25 million in 1996, 1995
   and 1994, respectively)..................................   175   137   114
  Senior living communities.................................   --    --      5
  Other.....................................................   --      1     4
                                                             -----  ----  ----
                                                               175   138   123
                                                             -----  ----  ----
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST.....   144   117   109
Corporate expenses..........................................   (15)  (14)   (9)
Interest expense............................................  (101)  (77)  (65)
Interest income.............................................    26    17    15
                                                             -----  ----  ----
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS..........    54    43    50
Provision for income taxes..................................   (22)  (17)  (19)
                                                             -----  ----  ----
INCOME BEFORE EXTRAORDINARY ITEMS...........................    32    26    31
Extraordinary items--loss on extinguishment of debt (net of
 income taxes of $9 million)................................   --    (17)  --
                                                             -----  ----  ----
NET INCOME.................................................. $  32  $  9  $ 31
                                                             =====  ====  ====


            See Notes to Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

            COMBINED CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

  FISCAL YEARS ENDED JANUARY 3, 1997, DECEMBER 29, 1995 AND DECEMBER 30, 1994
                                 (IN MILLIONS)

                                        ADDITIONAL ACCUMULATED
                                 COMMON  PAID-IN    EARNINGS   DISTRIBUTIONS TO
                                 STOCK   CAPITAL     (LOSS)    HOSPITALITY, NET
                                 ------ ---------- ----------- ----------------
Balance, January 1, 1994........ $ --     $  929      $  (6)        $  (7)
  Net income....................   --        --          29           --
  Capital contribution (Note
   1)...........................   --        210        --            --
  Purchase of partnership in-
   vestment (Note 4)............   --         (6)       --            --
  Net advances and distributions
   to Hospitality...............   --        --         --           (297)
                                 -----    ------      -----         -----
Balance, December 30, 1994......   --      1,133         23          (304)
  Net income....................   --        --           9           --
  Cash transfers to Hospitali-
   ty...........................   --        --         --           (151)
  Non-cash transfers to Hospi-
   tality.......................   --        --         --            (71)
  Capital contribution (Note
   1)...........................   --          4        --            --
  Capitalized distributions pur-
   suant to the Hospitality Of-
   fering (Note 1)..............   --       (526)       --            526
  Dividends to Host Marriott and
   affiliates...................   --        --         (36)          --
                                 -----    ------      -----         -----
Balance, December 29, 1995......   --        611         (4)          --
  Net income....................   --        --          32
  Dividends to Host Marriott and
   affiliates...................   --        --         (28)          --
  Sale of residual lease inter-
   est in 16 Courtyard proper-
   ties (Note 8)................   --         24        --            --
  Purchase of general partner
   interest in a full-service
   property (Note 8)............   --         (9)       --            --
                                 -----    ------      -----         -----
Balance, January 3, 1997........ $ --     $  626      $ --          $ --
                                 =====    ======      =====         =====


            See Notes to Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                 COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

             FISCAL YEARS ENDED JANUARY 3, 1997, DECEMBER 29, 1995
                             AND DECEMBER 30, 1994
                                 (IN MILLIONS)

                                                           1996   1995   1994
                                                           -----  -----  -----
OPERATING ACTIVITIES
  Net income.............................................. $  32  $   9  $  31
  Extraordinary losses on extinguishment of debt, net of
   taxes..................................................   --      17    --
  Adjustments to reconcile to cash from operations:
   Depreciation and amortization..........................    64     62     64
   Income taxes...........................................    21     16     15
   Net realizable value writedown.........................   --      10    --
   Other..................................................     7      3      1
   Changes in operating accounts:
    Other assets..........................................    (1)    (4)     4
    Other liabilities.....................................     5     (1)     3
                                                           -----  -----  -----
   Cash provided by operations............................   128    112    118
                                                           -----  -----  -----
INVESTING ACTIVITIES
  Proceeds from sales of assets...........................   369    340    473
   Less non-cash proceeds.................................   (34)   (33)   (54)
                                                           -----  -----  -----
  Cash received from sales of assets......................   335    307    419
  Capital expenditures....................................   (85)   (72)   (29)
  Acquisitions............................................  (307)  (331)  (506)
  Other...................................................   (19)    20      9
                                                           -----  -----  -----
  Cash used in investing activities.......................   (76)   (76)  (107)
                                                           -----  -----  -----
FINANCING ACTIVITIES
  Repayment of debt.......................................    (4)  (815)   (24)
  Issuances of debt.......................................   --   1,076    164
  Contributed capital, including advances from affili-
   ates...................................................   --       3    210
  Transfers to Hospitality, net...........................   --    (151)  (345)
  Transfers to Host Marriott and affiliates...............   --     --      (6)
  Dividends to Host Marriott and affiliates...............   (28)   (36)   --
  Other...................................................    (2)   --     --
                                                           -----  -----  -----
  Cash provided by (used in) financing activities.........   (34)    77     (1)
                                                           -----  -----  -----
INCREASE IN CASH AND CASH EQUIVALENTS.....................    18    113     10
CASH AND CASH EQUIVALENTS, beginning of year..............   123     10    --
                                                           -----  -----  -----
CASH AND CASH EQUIVALENTS, end of year.................... $ 141  $ 123  $  10
                                                           =====  =====  =====

            See Notes to Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

              NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  HMH Properties, Inc. (the "Company" or "Properties"), a wholly-owned direct subsidiary of Host Marriott Hospitality, Inc. ("Hospitality"), was formed in 1993 to own many of Host Marriott Corporation's ("Host Marriott") lodging properties. Hospitality is a wholly-owned subsidiary of Host Marriott. During May 1997, the Company commenced a consent solicitation (the "Consent Solicitation") for the amendment of certain provisions of its senior notes indentures. The Consent Solicitation, if successful, would facilitate, among other things, the merger of HMC Acquisition Properties, Inc. ("Acquisitions"), an indirect wholly-owned subsidiary of Host Marriott, with and into the Company (the "Merger") and the ability of the Company after the Merger to acquire through certain subsidiaries, additional properties subject to non-recourse indebtedness and less than majority controlling interest in corporations, partnerships and other entities holding attractive properties. The Consent Solicitation is conditioned upon the approval by at least 66 2/3% of the Company's holders of the $600 million of 9 1/2% senior notes ("Properties Notes") and the completion of a similar consent solicitation being currently conducted by Acquisitions. These financial statements of the Company present the combined consolidated financial position, results of operations, and cash flows of Properties and Acquisitions for all periods presented. Hereafter, the "Company" refers to the merged entity. As of January 3, 1997, the Company owned, or controlled, 48 lodging properties generally located throughout the United States and operated primarily under the Marriott or Ritz-Carlton brands and managed by Marriott International, Inc. ("Marriott International"). The Company's hotel properties represent quality assets in the luxury and upscale full-service lodging segments.

  Acquisitions was formed as a Delaware corporation on September 10, 1994 to acquire and own full-service hotels. Affiliates of Acquisitions acquired four hotels prior to September 1994. These hotels, with a total net book value of $162 million on September 10, 1994, were contributed to Acquisitions. The combined consolidated financial statements of the Company present the accounts of each of the hotels for the period from the date of acquisition of each such property by another affiliate of the Company, through January 3, 1997. Affiliates made an additional capital contribution to Acquisitions on September 10, 1994 in the form of a receivable totaling $48 million, which was subsequently collected by Acquisitions and the proceeds utilized to acquire additional full-service hotel properties. During December 1995, Acquisitions received an additional capital contribution of approximately $4 million, including $3 million in cash.

  Host Marriott's historical basis in the assets and liabilities of the Company have been carried over. All material intercompany transactions and balances between the Company and its subsidiaries have been eliminated. The Company has no employees. Certain operating expenses, capital expenditures and other cash requirements of the Company are paid by Host Marriott and Hospitality and charged directly or allocated to the Company. Certain general and administrative costs of Host Marriott are allocated to the Company, principally based on Host Marriott's specific identification of individual cost items and otherwise based upon estimated levels of effort devoted by its general and administrative departments to individual entities or relative measures of size of the entities based on assets. In the opinion of management, the methods for allocating corporate, general and administrative expenses and other direct costs are reasonable. It is not practicable to estimate the costs that would have been incurred by the Company if it had been operated on a stand-alone basis, however, management believes that these expenses are comparable to the expected expense levels on a forward-looking basis.

  On October 8, 1993 (the "Distribution Date"), Marriott Corporation distributed, through a special tax-free dividend (the "Distribution"), to holders of Marriott Corporation's common stock (on a share-for-share basis) approximately 116.4 million shares of common stock of an existing wholly-owned subsidiary, Marriott International, resulting in the division of Marriott Corporation's operations into two separate companies. The distributed operations included the former Marriott Corporation's lodging management, franchising and senior living service operations. Host Marriott retained the former Marriott Corporation's airport and tollroad food, beverage and merchandise concession operations, as well as most of its real estate properties. Effective at the Distribution Date, Marriott Corporation changed its name to Host Marriott Corporation. Concurrent with the

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

Distribution, Host Marriott completed an exchange offer ("Exchange Offer") pursuant to which holders of notes in the aggregate principal amount of approximately $1.2 billion ("Old Notes") exchanged such Old Notes for a combination of (i) cash, (ii) common stock of Host Marriott and (iii) senior notes ("Hospitality Notes") issued by Hospitality.

  In connection with the Distribution, the majority of Host Marriott's real estate properties were transferred to the Company and its subsidiaries, while most of the assets relating to the airport and tollroad operations remained in Host Marriott Travel Plazas, Inc. ("HMTP"), a wholly-owned subsidiary of Hospitality, and its subsidiaries. In May 1995, the Company and HMTP consummated concurrent debt offerings totaling $1 billion of senior notes (the "Properties Offering"), the net proceeds of which were used to repay the Hospitality Notes and a portion of Host Marriott's $630 million revolving line of credit with Marriott International ("Line of Credit"). Prior to the Properties Offering, the accompanying combined consolidated financial statements present the pushed-down effects of the debt that was repaid with the proceeds of the Properties Offering.

  Net transfers subsequent to the Distribution Date between the Company and Hospitality, including the transfer of asset sales proceeds to Hospitality for bond redemptions of $292 million in 1994, are included in the statement of shareholder's equity. Such amounts are reflected as a component of equity of the Company because the balance accumulated through the date of consummation of the Properties Offering was not required to be paid, but rather was a permanent adjustment to capital on May 25, 1995.

  An analysis of the activity in the "Distributions to Hospitality, net" for the fiscal year ended December 29, 1995 is as follows (in millions):

   Balance, Distributions to Hospitality, net, January 1, 1994.......... $  (7)
   Increase in taxes payable............................................    48
   Cash transfers to Hospitality........................................  (345)
                                                                         -----
   Balance, Distributions to Hospitality, net, December 30, 1994........  (304)
   Increase in taxes payable............................................     8
   Non-cash transfers to Hospitality....................................   (79)
   Cash transfers to Hospitality........................................  (151)
   Amount reclassified as additional paid-in capital....................   526
                                                                         -----
   Balance, Distributions to Hospitality, net, May 25, 1995............. $ --
                                                                         =====

  The average balance of Distributions to Hospitality, net, for fiscal year 1994 and the period from December 31, 1994 through May 25, 1995 was $132 million and $461 million, respectively.

 Principles of Consolidation

  The combined consolidated financial statements include the accounts of the Company and its subsidiaries and controlled affiliates. Investments in 50% or less owned affiliates over which the Company has the ability to exercise significant influence are accounted for using the equity method.

 Fiscal Year

  The Company's fiscal year ends on the Friday nearest to December 31. Fiscal year results for 1996 include 53 weeks versus 52 weeks for fiscal years 1995 and 1994.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

 Revenues and Expenses

  Revenues include house profit from the Company's hotel properties because the Company has delegated substantially all of the operating decisions related to the generation of house profit from its hotels to Marriott International and other hotel managers (together, the "Managers"). Revenues also include lease rentals from the Company's senior living communities (in 1994), net gains (losses) on property transactions and equity in the earnings of an affiliate. House profit reflects the net revenues flowing to the Company as property owner and represents hotel operating results, less property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, lease payments, insurance and certain other costs, which are classified as operating costs and expenses.

 Property and Equipment

  Property and equipment is recorded at cost. For newly developed properties, cost includes interest, rent and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and three to ten years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related improvements.

  Gains on sales of properties are recognized at the time of sale or deferred to the extent required by generally accepted accounting principles. Deferred gains are recognized as income in subsequent periods as conditions requiring deferral are satisfied or expire.

  In cases where management is holding for sale particular lodging properties, the Company assesses impairment based on whether the net realizable value (estimated sales price less costs of disposal) of each individual property to be sold is less than its net book value. A lodging property is considered to be held for sale when the Company has made the decision to dispose of the property. Otherwise, the Company assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value. If a property is impaired, its basis is adjusted to its fair market value.

 Deferred Charges

  Deferred financing costs related to long-term debt are deferred and amortized over the remaining life of the debt.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

 Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

 New Statements of Financial Accounting Standards

  The Company adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan" and SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in 1995. The adoption of these statements did not have a material effect on the Company's combined consolidated financial statements.

2. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following at January 3, 1997 and December 29, 1995 (in millions):

                                                                  1996    1995
                                                                 ------  ------
Land and land improvements...................................... $  171  $  206
Building and leasehold improvements.............................  1,315   1,250
Furniture and equipment.........................................    180     182
Construction in progress........................................     47      65
                                                                 ------  ------
                                                                  1,713   1,703
Less accumulated depreciation and amortization..................   (240)   (249)
                                                                 ------  ------
                                                                 $1,473  $1,454
                                                                 ======  ======

  Interest cost capitalized in connection with the Company's development and construction activities totaled $1 million in 1996, $2 million in 1995 and $1 million in 1994.

  In the second quarter of 1995, the Company made a determination that its owned Courtyard and Residence Inn properties were held for sale and recorded a $10 million charge to write down the carrying value of five individual Courtyard and Residence Inn properties to their estimated net realizable value.

3. NOTES RECEIVABLE DUE FROM AFFILIATE

  In connection with the sale of several hotels to an affiliated limited partnership in 1984, a subsidiary of the Company received as proceeds $168 million in notes receivable that are secured by nonrecourse mortgages on the underlying properties. The notes mature on December 31, 2003 and bear interest at 9%. These notes require principal paydown of approximately 44% of the original principal amount prior to maturity. The principal balances as of January 3, 1997 and December 29, 1995 were $140 million and $145 million, respectively.

4. EQUITY INVESTMENT IN AFFILIATE

  On February 26, 1994, Host Marriott transferred to the Company a 49% limited partner interest in an affiliate that owns a hotel in Santa Clara, California, in exchange for $30 million in cash. The difference between the cash transferred to Host Marriott and the carried-over cost basis of the 49% interest, net of the related tax effects, has been charged to additional paid-in capital.

  The investment is accounted for using the equity method. The Company has a 49% interest in the operating profits (income before interest costs) in the partnership which is included in equity in the earnings of an affiliate. The Company's equity in income of the partnership was $5 million, $4 million and $3 million for 1996, 1995 and 1994, respectively.

5. INCOME TAXES

  The Company and Host Marriott record income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the recognition of deferred tax assets and liabilities equal to the expected future tax consequences of temporary differences.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

  Total deferred tax assets and liabilities at January 3, 1997 and December 29, 1995 were as follows:

                                                                 1996    1995
                                                                ------  ------
                                                                (IN MILLIONS)
Gross deferred tax assets...................................... $   18  $   17
Gross deferred tax liabilities.................................   (105)   (105)
                                                                ------  ------
Net deferred income tax liability.............................. $  (87) $  (88)
                                                                ======  ======

  The tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets and liabilities as of January 3, 1997 and December 29, 1995:

                                                                 1996    1995
                                                                ------  ------
                                                                (IN MILLIONS)
Tax credit carryforwards....................................... $    9  $    9
Reserves.......................................................      6       2
Affiliate notes receivable.....................................    (43)    (44)
Property and equipment.........................................    (62)    (61)
Investment in affiliate........................................      3       6
                                                                ------  ------
                                                                $  (87) $  (88)
                                                                ======  ======

  Deferred tax liabilities have been adjusted by $20 million in 1995 as a result of the transfer of certain assets and liabilities pursuant to the Properties Offering. At January 3, 1997, the Company had approximately $9 million of alternative minimum tax credit carryforwards which do not expire.

  The provision (benefit) for income taxes consists of (in millions):

                                                               1996  1995  1994
                                                               ----  ----  ----
Current-Federal............................................... $ 19  $ 15  $ 40
       -State.................................................    4     3     9
                                                               ----  ----  ----
                                                                 23    18    49
                                                               ----  ----  ----
Deferred-Federal..............................................   (1)   (1)  (23)
        -State................................................  --    --     (7)
                                                               ----  ----  ----
                                                                 (1)   (1)  (30)
                                                               ----  ----  ----
                                                               $ 22  $ 17  $ 19
                                                               ====  ====  ====

  A reconciliation of the statutory Federal tax rate to the Company's effective income tax rate follows:

                                                               1996  1995  1994
                                                               ----  ----  ----
Statutory Federal tax rate.................................... 35.0% 35.0% 35.0%
State income tax, net of Federal tax benefit..................  4.7   4.5   3.0%
Other.........................................................  1.0   --    --
                                                               ----  ----  ----
                                                               40.7% 39.5% 38.0%
                                                               ====  ====  ====

  The Company is included in the consolidated Federal income tax return of Host Marriott and its affiliates (the "Group"). Tax expense allocated to the Company, as a member of the Group, is based upon the Company's relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in Federal tax expense allocated to the Company for all periods presented substantially

                     HMH PROPERTIES, INC. AND SUBSIDIARIES
equal to the expense that would be recognized if the Company and its subsidiaries filed a separate return. On a separate return basis, net state income tax expense would have been substantially equal to the expense reported for the fiscal year ended January 3, 1997 and would have been approximately $1 million higher for each of the fiscal years ended December 29, 1995 and December 30, 1994.

  Prior to the Properties Offering and consistent with the existing Host Marriott tax sharing policy, all current tax provision or benefit amounts were treated as paid to, or received from, Host Marriott, and as such, there was no current tax provision related balances due to Host Marriott at December 30, 1994. Subsequent to the Properties Offering, the Company reimburses Host Marriott for its allocable share of current taxes payable. For Federal income tax purposes, the Company is a member of the affiliated group of Host Marriott and its subsidiaries. The Company's share of the affiliated group's tax liability is limited to the lesser of the liability computed as if the Company was in a separate affiliated group, or its allocable portion of the affiliated group's tax liability. At January 3, 1997, $29 million was payable to Host Marriott and included in other liabilities. Cash paid to Host Marriott for income taxes was $1 million, $1 million and $4 million in 1996, 1995 and 1994, respectively.

6. LEASES

  The Company sold and leased back 18 Residence Inn properties from a real estate investment trust (the "REIT") in 1996. The initial term of the lease expires in 2010 and can be renewed for a total of 40 years at the Company's option. The minimum rent payments are $17 million annually with additional contingent rent equal to 7.5% of the excess of total hotels sales on the leased properties over 1996 total hotel sales on the leased properties. The Residence Inn leases also require the Company to escrow an amount equal to 5% of the annual hotel sales into a furniture, fixture and equipment reserve which is available for renewals and replacements.

  The Company leases certain other property and equipment under non-cancelable leases. Leases include long-term ground leases for certain hotels, generally with multiple renewal options. Certain leases contain provisions for the payment of contingent rentals based on a percentage of sales in excess of stipulated amounts.

  Future minimum annual rental commitments for all non-cancelable operating leases are as follows (in millions):

   FISCAL YEAR
   1997................................................................... $ 26
   1998...................................................................   25
   1999...................................................................   24
   2000...................................................................   24
   2001...................................................................   24
   Thereafter.............................................................  269
                                                                           ----
   Total minimum lease payments........................................... $392
                                                                           ====

  Rent expense consists of (in millions):

                                                                  1996 1995 1994
                                                                  ---- ---- ----
Minimum rentals on operating leases.............................. $20  $ 8  $ 8
Additional rentals based on sales................................   7    4    4
                                                                  ---  ---  ---
                                                                  $27  $12  $12
                                                                  ===  ===  ===

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

7. DEBT

  Debt consists of the following at January 3, 1997 and December 29, 1995 (in millions):

                                                                   1996   1995
                                                                  ------ ------
Properties Notes, 9.5%, maturing May 2005........................ $  600 $  600
Acquisitions Notes, 9.0%, maturing December 2007.................    350    350
Notes secured by $276 million of real estate assets, with an av-
 erage rate of 7.5% at January 3, 1997, maturing through 2002....     98    100
Other notes with an average rate of 7.1% at January 3, 1997, ma-
 turing through 2014.............................................     34     34
                                                                  ------ ------
                                                                  $1,082 $1,084
                                                                  ====== ======

  In May 1995, the Company issued the Properties Notes. Concurrently, HMTP, the operator/manager of HM Services' food, beverage and merchandise concessions business, issued $400 million of senior notes. The bonds were issued at par and have a final maturity of May 2005. The net proceeds were used to defease, and subsequently redeem, all of Hospitality's Notes and to repay borrowings under the line of credit with Marriott International. In connection with the redemptions and defeasance, the Company recognized an extraordinary loss in 1995 of $14 million, net of taxes, primarily representing premiums paid on the redemptions and the write-off of deferred financing fees and discounts on the Hospitality Notes. The Properties Notes are secured by a pledge of the stock of certain of the Company's subsidiaries and are guaranteed, jointly and severally, by certain subsidiaries. The net assets of Properties at January 3, 1997 were approximately $410 million, substantially all of which were restricted.

  In December 1995, Acquisitions issued $350 million of 9% senior notes (the "Acquisitions Notes"). The Acquisitions Notes were issued at par and have a final maturity of December 2007. A portion of the net proceeds were utilized to repay in full the outstanding borrowings under the $230 million revolving line of credit (the "Acquisitions Revolver"), which was then terminated. In connection with the termination of the Acquisitions Revolver, the Company recognized an extraordinary loss in 1995 of $3 million, net of taxes, representing the write-off of deferred financing fees on the Acquisitions Revolver. The Acquisitions Notes are fully and unconditionally guaranteed on a joint and several basis by all but one of Acquisitions' subsidiaries. The net assets of Acquisitions at January 3, 1997 were approximately $216 million, substantially all of which were restricted.

  The indentures governing the Properties Notes and Acquisitions Notes contain covenants that, among other things, limit the ability to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase capital stock or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell certain assets, issue or sell stock of subsidiaries, and enter into certain mergers and consolidations. In addition, under certain circumstances, the Company will be required to offer to purchase the Properties Notes and Acquisitions Notes at par value with the proceeds of certain assets sales. Certain of these covenants will be amended pending successful completion of the Consent Solicitation (see
Note 1).

  Distributions of the Company's equity are restricted but are available through the payment of dividends only to the extent that the cumulative amount of such dividends from the date of the indentures does not exceed $25 million for Properties and $15 million for Acquisitions plus an amount equal to the excess of earnings before interest expense, taxes, depreciation, amortization and other non-cash items ("EBITDA"), as defined by the indentures over 200% of cash interest expense (defined as interest expense under generally accepted accounting principles less amortization of deferred financing costs) plus the amount of capital contributions to Properties subsequent to May 25, 1995 and Acquisitions subsequent to December 20, 1995. Properties paid dividends of approximately $9 million and $36 million in 1996 and 1995, respectively, and Acquisitions paid dividends of approximately $20 million in 1996 as permitted under the indentures.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

  Aggregate debt maturities at January 3, 1997 are as follows (in millions):

   1997.................................................................. $    2
   1998..................................................................      2
   1999..................................................................      2
   2000..................................................................      1
   2001..................................................................      1
   Thereafter............................................................  1,074
                                                                          ------
                                                                          $1,082
                                                                          ======

  Cash paid for interest, net of amounts capitalized, was $99 million in 1996, $77 million in 1995 and $62 million in 1994. Deferred financing costs, which are included in other assets, amounted to $26 million and $27 million, net of accumulated amortization of $4 million and $1 million as of January 3, 1997 and December 29, 1995, respectively.

8. ACQUISITIONS AND DISPOSITIONS

  During 1996, the Company added nine full-service properties totaling 3,124 rooms for approximately $292 million. The acquisition of the Salt Lake City Marriott for $67 million included the purchase of a 20% general partner interest from Host Marriott for $10 million. The difference between the cash transferred to Host Marriott and the carried-over cost basis of the 20% interest, net of the related tax effect, has been charged to additional paid-in capital. The 1996 acquisitions included the acquisition of a controlling interest in a venture that owns the Pittsburgh City Center Marriott for $18 million in the first quarter of 1996 and the acquisition, through foreclosure, of a controlling interest in the 250-room Newport Beach Marriott Suites. The Company had purchased an 83% interest in the mortgage loans secured by the hotel for $18 million in the first quarter of 1996. The Company also completed construction and opened the Pentagon City Residence Inn in April 1996. Subsequent to year end, the Company acquired the 306-room Ritz-Carlton, Marina del Rey for approximately $57 million and a controlling interest in the 404-room Norfolk Waterside Marriott for approximately $33 million.

  During the first and second quarters of 1996, the Company sold and leased back to the REIT 16 of its Courtyard properties and 18 of its Residence Inn properties for $349 million (10% of which was deferred). Host Marriott purchased the Company's rights to the deferred proceeds and obligations under the lease for the 16 Courtyard properties at their fair market value. The Company's rights to the deferred proceeds and obligations under the lease for the 18 Residence Inns remain with the Company. The Company recorded a $14 million deferred gain in 1996 and is amortizing the gain over the initial term of the lease.

  The Company added seven full-service hotels in 1995 totaling 3,133 rooms in separate transactions for approximately $329 million. During 1994, the Company added 15 full-service hotels totaling 6,044 rooms in separate transactions aggregating approximately $441 million. The Company also provided 100% non-recourse financing totaling approximately $35 million to an affiliated partnership, in which Host Marriott owns the sole general partner interest, for the acquisition of two full-service hotels (totaling another 684 rooms). The Company consolidates those properties in the accompanying combined consolidated financial statements.

  During the first and third quarters of 1995, the Company sold and leased back to the REIT 37 of its Courtyard properties for $330 million. Ten percent of the sales amount of these transactions was deferred. The Company transferred its rights to the deferred proceeds and obligations under the lease to a designated subsidiary of Hospitality in connection with the Properties Offering.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

  During 1994, the Company sold its 14 senior living communities to an unrelated party for $320 million, which approximated the communities' carrying value.

  In the third quarter of 1994, the Company sold 26 of its Fairfield Inns to an unrelated third party. The net proceeds from the sale of such hotels were approximately $114 million, which exceeded the carrying value of the hotels by approximately $12 million. Approximately $27 million of the proceeds was payable in the form of a note from the purchaser due in 2001. The gain on the sale of these hotels has been deferred. The note receivable and deferred gain were transferred to Hospitality in connection with the Properties Offering.

  In connection with the Properties Offering, HMTP transferred certain hotel assets to the Company and the Company transferred certain undeveloped land parcels, a note receivable and the leases and related assets of the 37 Courtyard properties to Hospitality or a designated subsidiary of Hospitality.

  Summarized unaudited pro forma results of operations, assuming the above transactions and the Properties Offering, Acquisitions Offering and debt activity discussed in Note 7 occurred on December 31, 1994, are as follows (in millions):

                                                                      1996 1995
                                                                      ---- ----
   Revenue........................................................... $358 $283
   Operating profit before corporate expenses and interest...........  164  118
   Net income (loss) before extraordinary item.......................   12   (6)

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

  The fair values of certain financial instruments are shown below (in millions):

                                          JANUARY 3, 1997    DECEMBER 29, 1995
                                          -----------------  -------------------
                                          CARRYING   FAIR     CARRYING   FAIR
                                           AMOUNT   VALUE      AMOUNT    VALUE
                                          --------- -------  ---------- --------
   Financial assets
     Note receivable from affiliates.....   $   140 $   150    $    145 $    145
   Financial liabilities
     Properties Notes....................       600     627         600      612
     Acquisitions Notes..................       350     354         350      350
     Notes secured by real estate as-
      sets...............................        98      95         100      100
     Other notes.........................        34      34          34       34

  Receivables from affiliates, and other financial assets are valued based on the expected future cash flows discounted at risk-adjusted rates. The Properties Notes and Acquisitions Notes are valued based on quoted market prices. Valuations for secured and other unsecured debt are determined based on the expected future payments discounted at risk-adjusted rates. The fair values of other assets and other liabilities are estimated to be equal to their carrying value.

10. RELATIONSHIP WITH MARRIOTT INTERNATIONAL

  In connection with the Distribution, Host Marriott and Marriott International entered into agreements which provide, among other things, that (i) 38 of the Company's lodging properties are managed by Marriott International under agreements with initial terms of 15 to 20 years and which are subject to renewal at the option of Marriott International for up to 16 to 30 years (see
Note 11), (ii) the Company and its subsidiaries leased senior living communities to Marriott International prior to their disposal (see Note 8),
(iii) Marriott International will guarantee Host Marriott's performance in connection with certain loans and other obligations and (iv) six of the Company's full-service properties are operated under a franchise agreement with Marriott International.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

  For fiscal years 1996, 1995 and 1994, the Company paid to Marriott International $45 million, $38 million and $25 million, respectively, in hotel management fees and the Company earned $14 million in 1994 under the senior living community leases.

  In connection with the purchase of the Marriott World Trade Center, the Company received a mortgage loan of $10 million from Marriott International. Marriott International also provided an additional $10 million to the Company. Repayment of this amount is contingent on the future earnings of the hotel and has been included in other liabilities in the accompanying combined consolidated financial statements.

  In addition, Marriott International has the right to purchase up to 20% of the voting stock of Host Marriott if certain events involving a change in control of Host Marriott occur.

11. MANAGEMENT AGREEMENTS

  The Company is party to management agreements (the "Agreements") which provide for Marriott International to manage the hotels generally for an initial term of 15 to 30 years with renewal terms of up to an additional 16 to 30 years. The Agreements generally provide for payment of base management fees equal to two to four percent of sales and incentive management fees generally equal to 40% to 50% of hotel operating profits (as defined in the Agreements) over a priority return (as defined) to the Company, with total incentive management fees not to exceed 20% of operating profits. For certain full-service hotels acquired after September 8, 1995, the incentive management fee is equal to 20% of operating profits. The Company may terminate certain agreements if specified performance thresholds are not met, subject to the right of Marriott International to cure. In the event of early termination of the Agreements, Marriott International will receive additional fees based on the unexpired term and expected future base and incentive management fees. No agreement with respect to a single lodging facility is cross-collateralized or cross-defaulted to any other agreement and a single agreement may be cancelled under certain conditions, although such cancellation will not trigger the cancellation of any other Agreement.

  Pursuant to the terms of the Agreements, Marriott International is required to furnish the hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott International hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic hotels managed, owned or leased by Marriott International or its subsidiaries. In addition, certain hotels also participate in the Marriott Rewards program. The cost of this program is charged to all hotels in the respective hotel system.

  The Company is obligated to provide the manager with sufficient funds to cover the cost of (a) certain non-routine repairs and maintenance to the hotels which are normally capitalized; and (b) replacements and renewals to the hotels' property and improvements. Under certain circumstances, the Company will be required to establish escrow accounts for such purposes under terms outlined in the Agreements.

  Pursuant to the terms of the Agreements, the Company is required to provide Marriott International with funding for working capital to meet the operating needs of the hotels. Marriott International converts cash advanced by the Company into other forms of working capital consisting primarily of operating cash, inventories and trade receivables. Under the terms of the Agreements, Marriott International maintains possession of and sole control over the components of working capital and accordingly, the Company reports the total amounts so advanced to Marriott International as a component of other assets. Upon termination of the Agreements, the working capital will be returned to the Company.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

  Agreements with managers other than Marriott International exist for nine of the Company's hotels. Such agreements generally contain similar terms as the agreements with Marriott International, however, incentive management fees are only earned on five of the nine properties and the duration ranges from month-to-month to ten years.

  At January 3, 1997 and December 29, 1995, $35 million and $31 million, respectively, have been advanced to the hotel managers for working capital and are included in due from hotel managers in the accompanying combined consolidated balance sheet.

 Franchise Agreements

  The Company has entered into franchise agreements with Marriott International for six hotels. Pursuant to these franchise agreements, the Company generally pays a franchise fee based on a percentage of room sales and food and beverage sales as well as certain other fees for advertising and reservations. Franchise fees for room sales vary from four to six percent of room sales, while fees for food and beverage sales vary from two to three percent of sales. The initial terms of the franchise agreements are from 20 to 25 years. Franchise fees paid to Marriott International were $2 million and $1 million for 1996 and 1995, respectively. Franchise fees were not material in prior periods.

  Two other hotels are subject to franchise agreements with brands other Marriott. The terms of the franchise agreements range from three to ten years. Franchise fees paid range from 1.5% to 5% of room sales and certain other fees are paid for reservations and advertising. Franchise fees paid for these properties, including franchise fees related to the hotel sold in December 1995, were $300,000 and $430,000 for 1996 and 1995, respectively.

12. LITIGATION

  The Company is from time to time the subject of, or involved in, judicial proceedings. Management believes that any liability or loss resulting from such matters will not have a material adverse effect on the financial position or results of operations of the Company.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

13. HOTEL OPERATIONS

  Hotel revenues reflect house profit from the Company's hotel properties. House profit reflects the net revenues flowing to the Company as property owner and represents all gross hotel operating revenues, less all gross property-level expenses, excluding depreciation, management fees, real and personal property taxes, ground and equipment rent, lease payments, insurance and certain other costs, which are classified as operating costs and expenses. Accordingly, the following table presents the Company's house profit for 1996, 1995 and 1994 (in millions).

                                                                 1996 1995 1994
                                                                 ---- ---- ----
Sales
  Rooms......................................................... $581 $491 $411
  Food and beverage.............................................  227  177  114
  Other.........................................................   57   41   29
                                                                 ---- ---- ----
    Total hotel sales...........................................  865  709  554
                                                                 ---- ---- ----
Department costs
  Rooms.........................................................  139  116   99
  Food and beverage.............................................  180  137   87
  Other.........................................................   29   21   14
                                                                 ---- ---- ----
    Total department costs......................................  348  274  200
                                                                 ---- ---- ----
Department profit...............................................  517  435  354
Other deductions................................................  204  174  140
                                                                 ---- ---- ----
    House profit................................................ $313 $261 $214
                                                                 ==== ==== ====

14. SUPPLEMENTAL GUARANTOR AND NON-GUARANTOR SUBSIDIARY INFORMATION

  All but one of the subsidiaries of Acquisitions guarantee the Acquisitions Notes and all but two of the subsidiaries of Properties guarantee the Properties Notes. The separate financial statements of each guaranteeing subsidiary (each, a "Guarantor Subsidiary") are not presented because the Company's management has concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is a wholly-owned subsidiary of the Company. The non-guarantor subsidiaries (the "Non-Guarantor Subsidiaries") are the owners of the Marriott World Trade Center, the owners of the Pittsburgh Marriott City Center and HMH HPT Residence Inn, Inc., the lessee of the Residence Inn properties. At May 21, 1997, there is no subsidiary of the Company the capital stock of which comprises a substantial portion of the collateral for the Acquisitions or Properties Notes within the meaning of Rule 3-10 of Regulation S-X.

  The following condensed, combining financial information sets forth the combined financial position as of January 3, 1997 and December 29, 1995 and results of operations and cash flows for the three fiscal years in the period ended January 3, 1997 of the parent, Guarantor Subsidiaries and the Non-Guarantor Subsidiaries:

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS
                                 (IN MILLIONS)

                                 JANUARY 3, 1997
                                                          NON-
                                          GUARANTOR    GUARANTOR
                                  PARENT SUBSIDIARIES SUBSIDIARIES CONSOLIDATED
                                  ------ ------------ ------------ ------------
   Property and equipment, net... $  895     $410        $ 168        $1,473
   Investment in affiliate.......     17      --           --             17
   Notes receivable from affili-
    ate..........................    --       140          --            140
   Other assets..................     49       28           24           101
   Cash and cash equivalents.....    141      --           --            141
                                  ------     ----        -----        ------
     Total assets................ $1,102     $578        $ 192        $1,872
                                  ======     ====        =====        ======
   Debt.......................... $  927     $ 80          $75        $1,082
   Deferred income taxes.........     39       47            1            87
   Other liabilities.............     30       23           24            77
                                  ------     ----        -----        ------
     Total liabilities...........    996      150          100         1,246
   Owner's equity................    106      428           92           626
                                  ------     ----        -----        ------
     Total liabilities and own-
      er's equity................ $1,102     $578        $ 192        $1,872
                                  ======     ====        =====        ======
                                DECEMBER 29, 1995
   Property and equipment........ $  949     $361         $144        $1,454
   Investment in affiliate.......     16      --           --             16
   Notes receivable from affili-
    ate..........................    --       145          --            145
   Other assets..................     45       23            4            72
   Cash and cash equivalents.....    123      --           --            123
                                  ------     ----        -----        ------
     Total assets................ $1,133     $529        $ 148        $1,810
                                  ======     ====        =====        ======
   Debt.......................... $  949     $ 60         $ 75        $1,084
   Deferred income taxes.........     31       57          --             88
   Other liabilities.............     20        1           10            31
                                  ------     ----        -----        ------
     Total liabilities...........  1,000      118           85         1,203
   Owner's equity................    133      411           63           607
                                  ------     ----        -----        ------
     Total liabilities and own-
      er's equity................ $1,133     $529        $ 148        $1,810
                                  ======     ====        =====        ======

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

           SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                            YEAR ENDED JANUARY 3, 1997
                                                            NON-
                                            GUARANTOR    GUARANTOR
                                   PARENT  SUBSIDIARIES SUBSIDIARIES CONSOLIDATED
                                   ------  ------------ ------------ ------------
   REVENUES......................  $ 189       $ 85        $  45        $ 319
   OPERATING COSTS AND EXPENSES..     98         41           36          175
                                   -----       ----        -----        -----
   OPERATING PROFIT BEFORE CORPO-
    RATE EXPENSES AND INTEREST...     91         44            9          144
   Corporate expenses............     (8)        (5)          (2)         (15)
   Interest expense..............    (89)        (7)          (5)        (101)
   Interest income...............     23          3          --            26
                                   -----       ----        -----        -----
   INCOME BEFORE INCOME TAXES....     17         35            2           54
   Provision for income taxes....     (7)       (14)          (1)         (22)
                                   -----       ----        -----        -----
   NET INCOME....................  $  10       $ 21        $   1        $  32
                                   =====       ====        =====        =====
                           YEAR ENDED DECEMBER 29, 1995
   REVENUES......................  $ 198       $ 57        $ --         $ 255
   OPERATING COSTS AND EXPENSES..     90         48          --           138
                                   -----       ----        -----        -----
   OPERATING PROFIT BEFORE CORPO-
    RATE EXPENSES AND INTEREST...    108          9          --           117
   Corporate expenses............    (10)        (4)         --           (14)
   Interest expense..............    (74)        (3)         --           (77)
   Interest income...............      4         13          --            17
                                   -----       ----        -----        -----
   INCOME BEFORE INCOME TAXES AND
    EXTRAORDINARY ITEM...........     28         15          --            43
   Provision for income taxes....    (11)        (6)         --           (17)
                                   -----       ----        -----        -----
   INCOME BEFORE EXTRAORDINARY
    ITEM.........................     17          9          --            26
   Extraordinary item--Loss on
    extinguishment of debt.......    (17)       --           --           (17)
                                   -----       ----        -----        -----
   NET INCOME....................  $ --        $  9        $ --         $   9
                                   =====       ====        =====        =====
                           YEAR ENDED DECEMBER 30, 1994
   REVENUES......................  $ 197       $ 35        $ --         $ 232
   OPERATING COSTS AND EXPENSES..    106         17          --           123
                                   -----       ----        -----        -----
   OPERATING PROFIT BEFORE CORPO-
    RATE EXPENSES AND INTEREST...     91         18          --           109
   Corporate expenses............     (7)        (2)         --            (9)
   Interest expense..............    (62)        (3)         --           (65)
   Interest income...............      1         14          --            15
                                   -----       ----        -----        -----
   INCOME BEFORE INCOME TAXES....     23         27          --            50
   Provision for income taxes....     (9)       (10)         --           (19)
                                   -----       ----        -----        -----
   NET INCOME....................  $  14       $ 17        $ --         $  31
                                   =====       ====        =====        =====

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

           SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                           YEAR ENDED JANUARY 3, 1997
                                          GUARANTOR   NON-GUARANTOR
                                 PARENT  SUBSIDIARIES SUBSIDIARIES  CONSOLIDATED
                                 ------  ------------ ------------- ------------
   CASH PROVIDED BY
    OPERATIONS.................  $   76     $  40          $ 12        $  128
                                 ------     -----        ------        ------
   INVESTING ACTIVITIES
     Cash received from sales
      of assets................     335       --            --            335
     Capital expenditures......     (42)      (34)           (9)          (85)
     Acquisitions..............    (264)      (25)          (18)         (307)
     Other.....................     (23)        4           --            (19)
                                 ------     -----        ------        ------
     Cash provided by (used in)
      investing activities.....       6       (55)          (27)          (76)
                                 ------     -----        ------        ------
   FINANCING ACTIVITIES
     Repayment of debt.........      (4)      --            --             (4)
     Dividends to Parent.......     (28)      --            --            (28)
     Transfers to/from Parent..     (30)       15            15           --
     Other.....................      (2)      --            --             (2)
                                 ------     -----        ------        ------
   Cash provided by (used in)
    financing activities.......     (64)       15            15           (34)
                                 ------     -----        ------        ------
   INCREASE IN CASH AND CASH
    EQUIVALENTS................      18       --            --             18
   CASH AND CASH EQUIVALENTS,
    beginning of year..........     123       --            --            123
                                 ------     -----        ------        ------
   CASH AND CASH EQUIVALENTS,
    end of year................  $  141     $ --         $  --         $  141
                                 ======     =====        ======        ======
                          YEAR ENDED DECEMBER 29, 1995
   CASH PROVIDED BY
    OPERATIONS.................  $   87     $  25        $  --         $  112
                                 ------     -----        ------        ------
   INVESTING ACTIVITIES
     Cash received from sales
      of assets................     307       --            --            307
     Capital expenditures......     (67)       (5)          --            (72)
     Acquisitions..............     (88)      (96)         (147)         (331)
     Other.....................      10       --             10            20
                                 ------     -----        ------        ------
     Cash provided by (used in)
      investing activities.....     162      (101)         (137)          (76)
                                 ------     -----        ------        ------
   FINANCING ACTIVITIES
     Repayment of debt.........    (815)      --            --           (815)
     Issuance of debt..........     985        16            75         1,076
     Contributed Capital.......       3       --            --              3
     Transfers to Hospitality,
      net......................    (151)      --            --           (151)
     Transfers to/from Parent..    (122)       60            62           --
     Dividends to Parent.......     (36)      --            --            (36)
                                 ------     -----        ------        ------
     Cash provided by (used in)
      financing activities.....    (136)       76           137            77
                                 ------     -----        ------        ------
   INCREASE IN CASH AND CASH
    EQUIVALENTS................     113       --            --            113
   CASH AND CASH EQUIVALENTS,
    beginning of year..........      10       --            --             10
                                 ------     -----        ------        ------
   CASH AND CASH EQUIVALENTS,
    end of year................  $  123     $ --         $  --         $  123
                                 ======     =====        ======        ======

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

           SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOWS
                                 (IN MILLIONS)

                           YEAR ENDED DECEMBER 30, 1994
                                           GUARANTOR   NON-GUARANTOR
                                  PARENT  SUBSIDIARIES SUBSIDIARIES  CONSOLIDATED
                                  ------  ------------ ------------- ------------
   CASH PROVIDED BY OPERATIONS..  $ 109      $   9         $ --         $  118
                                  -----      -----         -----        ------
   INVESTING ACTIVITIES
     Cash received from sales of
      assets....................    419        --            --            419
     Capital expenditures.......    (20)        (9)          --            (29)
     Acquisitions...............   (390)      (116)          --           (506)
     Other......................      9        --            --              9
                                  -----      -----         -----        ------
     Cash provided by (used in)
      investing activities......     18       (125)          --           (107)
                                  -----      -----         -----        ------
   FINANCING ACTIVITIES
     Repayment of debt..........    (24)       --            --            (24)
     Issuance of debt...........    164        --            --            164
     Contributed Capital........    210        --            --            210
     Transfers to Hospitality...   (345)       --            --           (345)
     Transfers to Host
      Marriott..................     (6)       --            --             (6)
     Transfers to/from Parent...   (116)       116           --            --
                                  -----      -----         -----        ------
   Cash used in financing
    activities..................   (117)       116           --             (1)
                                  -----      -----         -----        ------
   INCREASE IN CASH AND CASH
    EQUIVALENTS.................     10        --            --             10
   CASH AND CASH EQUIVALENTS,
    beginning of year...........    --         --            --            --
                                  -----      -----         -----        ------
   CASH AND CASH EQUIVALENTS,
    end of year.................  $  10      $ --          $ --         $   10
                                  =====      =====         =====        ======

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                 CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                                 MARCH 28, 1997
                  (UNAUDITED, IN MILLIONS, EXCEPT SHARE DATA)

                                   ASSETS
   Property and equipment, net........................................... $1,519
   Note receivable from affiliate........................................    140
   Due from hotel managers...............................................     44
   Investments in affiliate..............................................     19
   Other assets..........................................................     55
   Cash and cash equivalents.............................................    125
                                                                          ------
                                                                          $1,902
                                                                          ======
                    LIABILITIES AND SHAREHOLDER'S EQUITY
   Senior notes.......................................................... $  950
   Notes secured by real estate assets...................................     97
   Other notes...........................................................     34
                                                                          ------
     Total debt..........................................................  1,081
   Deferred income taxes.................................................     89
   Other liabilities.....................................................    105
                                                                          ------
     Total liabilities...................................................  1,275
                                                                          ------
   Shareholder's equity
     Common stock, 100 shares issued and outstanding, no par value.......    --
     Additional paid-in capital..........................................    626
     Retained earnings...................................................      1
                                                                          ------
       Total shareholder's equity........................................    627
                                                                          ------
                                                                          $1,902
                                                                          ======


       See Notes to Condensed Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

            CONDENSED COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

              TWELVE WEEKS ENDED MARCH 28, 1997 AND MARCH 22, 1996
                            (UNAUDITED, IN MILLIONS)

                                                                      1997  1996
                                                                      ----  ----
REVENUES
  Hotels............................................................. $95   $69
  Equity in earnings of affiliate....................................   2     1
                                                                      ---   ---
                                                                       97    70
                                                                      ---   ---
OPERATING COSTS AND EXPENSES
  Hotels (including Marriott International management fees of $14
   million and $9 million in 1997 and 1996, respectively)............  52    36
                                                                      ---   ---
OPERATING PROFIT BEFORE CORPORATE EXPENSES AND INTEREST..............  45    34
Corporate expenses...................................................  (3)   (3)
Interest expense..................................................... (23)  (23)
Interest income......................................................   4     5
                                                                      ---   ---
INCOME BEFORE INCOME TAXES...........................................  23    13
Provision for income taxes...........................................  (9)   (6)
                                                                      ---   ---
NET INCOME........................................................... $14   $ 7
                                                                      ===   ===


       See Notes to Condensed Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

            CONDENSED COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

              TWELVE WEEKS ENDED MARCH 28, 1997 AND MARCH 22, 1996
                            (UNAUDITED, IN MILLIONS)

                                                                     1997  1996
                                                                     ----  ----
OPERATING ACTIVITIES
Net income.......................................................... $ 14  $ 7
Adjustments to reconcile to cash from operations:
  Depreciation and amortization.....................................   19   15
  Income taxes......................................................    9    6
  Changes in operating accounts.....................................   15   15
  Other.............................................................   (1)  (1)
                                                                     ----  ---
    Cash provided by operations.....................................   56   42
                                                                     ----  ---
INVESTING ACTIVITIES
Proceeds from sales of assets.......................................  --    88
Less noncash proceeds...............................................  --    (9)
                                                                     ----  ---
  Cash received from sales of assets................................  --    79
Acquisitions........................................................  (57) (62)
Capital expenditures................................................  (13) (21)
Other...............................................................   12  (28)
                                                                     ----  ---
    Cash used in investing activities...............................  (58) (32)
                                                                     ----  ---
FINANCING ACTIVITIES
Dividends to Host Marriott and affiliates...........................  (13) --
Repayment of debt...................................................   (1)  (1)
                                                                     ----  ---
    Cash used in financing activities...............................  (14)  (1)
                                                                     ----  ---
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.................... $(16) $ 9
                                                                     ====  ===


       See Notes to Condensed Combined Consolidated Financial Statements.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

         NOTES TO CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. The accompanying condensed combined consolidated financial statements of HMH Properties, Inc. and subsidiaries (the "Company" or "Properties"), a wholly-owned direct subsidiary of Host Marriott Hospitality, Inc. ("Hospitality"), have been prepared by the Company without audit. Hospitality is a wholly-owned subsidiary of Host Marriott Corporation ("Host Marriott"). On July 10, 1997, the Company completed a consent solicitation (the "Consent Solicitation") for the amendment of certain provisions of its senior notes indenture. The Consent Solicitation, facilitates, among other things, the merger of HMC Acquisition Properties, Inc. ("Acquisitions"), an indirect wholly-owned subsidiary of Host Marriott, with and into the Company (the "Merger") and the ability of the Company after the Merger to acquire through certain subsidiaries, additional properties subject to non-recourse indebtedness and less than majority controlling interest in corporations, partnerships and other entities holding attractive properties. The Consent Solicitation was conditioned upon the approval by at least 66 2/3% of the Company's holders of the $600 million of 9 1/2% senior notes ("Properties Notes") and the completion of a similar consent solicitation conducted by Acquisitions. On July 10, 1997, the Merger was consummated. These financial statements present the condensed combined consolidated financial position, results of operations and cash flows of the Company and Acquisitions for all periods presented. Hereafter, the "Company" refers to the merged entity. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the condensed combined consolidated financial statements should be read in conjunction with the audited combined consolidated financial statements included in this Offering Memorandum.

   In the opinion of the Company, the accompanying unaudited condensed combined consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Company as of March 28, 1997 and January 3, 1997 and the results of operations and cash flows for the twelve weeks ended March 28, 1997 and March 22, 1996. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

2. Revenues represent house profit from the Company's hotel properties and equity in earnings of an affiliate. House profit reflects the net revenues flowing to the Company as property owner and represents hotel operating results less property-level expenses excluding depreciation and amortization, real and personal property taxes, ground rent, insurance, lease payments and management fees which are classified as operating costs and expenses.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

  House profit generated by the Company's hotels for 1997 and 1996 consists of:

                                                             TWELVE WEEKS ENDED
                                                             -------------------
                                                             MARCH 28, MARCH 22,
                                                               1997      1996
                                                             --------- ---------
                                                                (IN MILLIONS)
   Sales
     Rooms..................................................   $162      $129
     Food & Beverage........................................     64        48
     Other..................................................     16        13
                                                               ----      ----
       Total Hotel Sales....................................    242       190
                                                               ----      ----
   Department Costs
     Rooms..................................................     36        30
     Food & Beverage........................................     49        39
     Other..................................................      8         6
                                                               ----      ----
       Total Department Costs...............................     93        75
                                                               ----      ----
   Department Profit........................................    149       115
   Other Deductions.........................................     54        46
                                                               ----      ----
       House Profit.........................................   $ 95      $ 69
                                                               ====      ====

3. The Company's 49% limited partner interest in an affiliate that owns a Marriott hotel in Santa Clara, California is accounted for using the equity method. The Company's 49% interest in the operating profits (income before interest costs) of the partnership is included in equity in earnings of affiliate and was $1.5 million and $1.3 million for the twelve weeks ended March 28, 1997 and March 22, 1996, respectively.

4. The Company acquired the 306-room Ritz-Carlton, Marina del Rey for $57 million in the first quarter of 1997. In the second quarter of 1997, the Company acquired a controlling interest in the 404-room Norfolk Waterside Marriott for approximately $33 million.

5. The Company paid a $13 million dividend to Host Marriott during the first quarter of 1997 as permitted under the senior notes indenture.

6. All but one of the subsidiaries of Acquisitions guarantee the Acquisition Notes and all but two of the subsidiaries of Properties guarantee the Properties Notes. The separate financial statements of each guaranteeing subsidiary (each, a "Guarantor Subsidiary") are not presented because the Company's management has concluded that such financial statements are not material to investors. The guarantee of each Guarantor Subsidiary is full and unconditional and joint and several and each Guarantor Subsidiary is a wholly-owned subsidiary of the Company. The non-guarantor subsidiaries (the "Non-Guarantor Subsidiaries") are the owners of the Marriott World Trade Center, the owners of the Pittsburgh Marriott City Center and the HMH HPT Residence Inn, Inc., the lessee of the Residence Inn properties. At June 30, 1997, there is no subsidiary of the Company the capital stock of which comprises a substantial portion of the collateral for the senior notes within the meaning of Rule 3-10 of Regulation S-X.

   The following condensed combining financial information sets forth the combined financial position as of March 28, 1997 and January 3, 1997 and the results of operations and cash flows for the twelve weeks ended March 28, 1997 and March 22, 1996 of the parent, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries.

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

                 SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEET
                                 (IN MILLIONS)

                                  MARCH 28, 1997
                                          GUARANTOR   NON-GUARANTOR
                                  PARENT SUBSIDIARIES SUBSIDIARIES  CONSOLIDATED
                                  ------ ------------ ------------- ------------
   Property and equipment, net..  $  941     $413         $165         $1,519
   Note receivable from affili-
    ate.........................     --       140          --             140
   Investment in affiliate......      19      --           --              19
   Other assets.................      40       34           25             99
   Cash and cash equivalents....     125      --           --             125
                                  ------     ----         ----         ------
     Total assets...............  $1,125     $587         $190         $1,902
                                  ======     ====         ====         ======
   Debt.........................  $  926     $ 80         $ 75         $1,081
   Deferred income taxes........      40       48            1             89
   Other liabilities............      51       30           24            105
                                  ------     ----         ----         ------
     Total liabilities..........   1,017      158          100          1,275
   Owner's equity...............     108      429           90            627
                                  ------     ----         ----         ------
     Total liabilities and own-
      er's equity...............  $1,125     $587         $190         $1,902
                                  ======     ====         ====         ======

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

           SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF OPERATIONS
                                 (IN MILLIONS)

                        TWELVE WEEKS ENDED MARCH 28, 1997
                                          GUARANTOR   NON-GUARANTOR
                                 PARENT  SUBSIDIARIES SUBSIDIARIES  CONSOLIDATED
                                 ------  ------------ ------------- ------------
   REVENUES..................... $  59       $26          $  12         $ 97
   OPERATING COSTS AND EX-
    PENSES......................    30        12             10           52
                                 -----       ---          -----         ----
   OPERATING PROFIT BEFORE COR-
    PORATE EXPENSES AND INTER-
    EST.........................    29        14              2           45
   Corporate expenses...........    (1)       (1)            (1)          (3)
   Interest expense.............   (20)       (2)            (1)         (23)
   Interest income..............     1         3            --             4
                                 -----       ---          -----         ----
   INCOME BEFORE INCOME TAXES...     9        14            --            23
   Provision for income taxes...    (4)       (5)           --            (9)
                                 -----       ---          -----         ----
   NET INCOME .................. $   5       $ 9          $ --          $ 14
                                 =====       ===          =====         ====
                        TWELVE WEEKS ENDED MARCH 22, 1996
   REVENUES..................... $  51       $19          $ --          $ 70
   OPERATING COSTS AND EX-
    PENSES......................    28         8            --            36
                                 -----       ---          -----         ----
   OPERATING PROFIT BEFORE COR-
    PORATE EXPENSES AND INTER-
    EST.........................    23        11            --            34
   Corporate expenses...........    (2)       (1)           --            (3)
   Interest expense.............   (21)       (2)           --           (23)
   Interest income..............     2         3            --             5
                                 -----       ---          -----         ----
   INCOME BEFORE INCOME TAXES...     2        11            --            13
   Provision for income taxes...    (2)       (4)           --            (6)
                                 -----       ---          -----         ----
   NET INCOME .................. $ --        $ 7          $ --          $  7
                                 =====       ===          =====         ====

                     HMH PROPERTIES, INC. AND SUBSIDIARIES

                                  (UNAUDITED)

            SUPPLEMENTAL CONDENSED COMBINING STATEMENT OF CASH FLOWS
                                 (IN MILLIONS)

                        TWELVE WEEKS ENDED MARCH 28, 1997
                                          GUARANTOR   NON-GUARANTOR
                                  PARENT SUBSIDIARIES SUBSIDIARIES  CONSOLIDATED
                                  ------ ------------ ------------- ------------
   CASH PROVIDED BY OPERATIONS..   $ 43     $  12          $  1         $ 56
                                   ----     -----         -----         ----
   INVESTING ACTIVITIES
     Acquisitions...............    (57)      --            --           (57)
     Capital expenditures.......     (6)       (6)           (1)         (13)
     Other......................     12       --            --            12
                                   ----     -----         -----         ----
      Cash used in investing
       activities...............    (51)       (6)           (1)         (58)
                                   ----     -----         -----         ----
   FINANCING ACTIVITIES
     Repayment of debt..........     (1)      --            --            (1)
     Transfers to/from Parent...      6        (6)          --           --
     Dividend to Parent.........    (13)      --            --           (13)
                                   ----     -----         -----         ----
      Cash used in financing
       activities...............     (8)       (6)          --           (14)
                                   ----     -----         -----         ----
   DECREASE IN CASH AND CASH
    EQUIVALENTS.................   $(16)    $ --          $ --          $(16)
                                   ====     =====         =====         ====
                        TWELVE WEEKS ENDED MARCH 22, 1996
   CASH PROVIDED BY OPERATIONS..   $ 33     $   9         $ --          $ 42
                                   ----     -----         -----         ----
   INVESTING ACTIVITIES
     Cash received from sales of
      assets, net...............     79       --            --            79
     Acquisitions...............    (19)      (25)          (18)         (62)
     Capital expenditures.......    (14)       (7)          --           (21)
     Other......................    (27)       (1)          --           (28)
                                   ----     -----         -----         ----
      Cash provided by (used in)
       investing activities.....     19       (33)          (18)         (32)
                                   ----     -----         -----         ----
   FINANCING ACTIVITIES
     Repayment of debt..........     (1)      --            --            (1)
     Transfers to/from Parent...    (42)       24            18          --
                                   ----     -----         -----         ----
      Cash used in financing
       activities...............    (43)       24            18           (1)
                                   ----     -----         -----         ----
   INCREASE IN CASH AND CASH
    EQUIVALENTS.................   $  9     $ --          $ --          $  9
                                   ====     =====         =====         ====

            PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL DATA

  The unaudited Pro Forma Condensed Combined Consolidated Financial Data of the Company reflect the following transactions for the twelve weeks ended March 28, 1997, the twelve weeks ended March 22, 1996 and for the fiscal year ended January 3, 1997, as if such transactions had been completed at the beginning of each of the periods:

  .  1997 acquisition of two full-service hotel properties;

  .  1996 acquisition of nine full-service hotel properties;

  .  1996 sale/leaseback of 18 Residence Inn properties;

  .  1996 sale of 16 Courtyard properties;

  .  the Offering and the Consent Solicitations.

  The unaudited Pro Forma Condensed Combined Consolidated Balance Sheet of the Company as of March 28, 1997 reflects the issuance of $600 million aggregate principal amount of New Senior Notes in the Offering and the acquisition of a controlling interest in the 404-room Norfolk Waterside Marriott.

  In 1996, the Company acquired nine full-service properties with 3,124 rooms for approximately $292 million, including the acquisition, through foreclosure, of a controlling interest in the 250-room Newport Beach Marriott Suites and the acquisition of a controlling interest in a venture that owns the 400-room Pittsburgh Marriott City Center. During the first half of 1996, the Company sold, subject to leaseback, 18 Residence Inns to an unrelated real estate investment trust (the "REIT"). The Company also sold 16 Courtyard properties to the REIT during 1996, the deferred proceeds and gain related to the sale of which were sold to Host Marriott for $13 million.

  The Pro Forma Condensed Combined Consolidated Financial Data of the Company are unaudited and presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. The unaudited Pro Forma Condensed Combined Consolidated Financial Data and Notes thereto should be read in conjunction with the Company's Combined Consolidated Financial Statements and Notes thereto.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                                 BALANCE SHEET
                                 (IN MILLIONS)

                                                     AS OF MARCH 28, 1997
                                               ---------------------------------
                                                           PRO FORMA
                                               HISTORICAL ADJUSTMENTS  PRO FORMA
                                               ---------- -----------  ---------
                    ASSETS
Property and equipment, net...................   $1,519      $ 36 (B)   $1,555
Note receivables from affiliate...............      140       --           140
Due from hotel managers.......................       44       --            44
Investment in affiliate.......................       19       --            19
Other assets..................................       55        30 (A)       85
Cash and cash equivalents.....................      125       570 (A)      662
                                                              (33)(B)
                                                 ------      ----       ------
                                                 $1,902      $603       $2,505
                                                 ======      ====       ======
     LIABILITIES AND SHAREHOLDER'S EQUITY
9 1/2% Senior Secured Notes due 2005..........   $  600      $--        $  600
9% Senior Notes due 2007......................      350       --           350
8 7/8% Senior Notes due 2007..................      --        600 (A)      600
Notes secured by real estate assets...........       97       --            97
Other notes...................................       34       --            34
                                                 ------      ----       ------
  Total debt..................................    1,081       600        1,681
Deferred income taxes.........................       89       --            89
Other liabilities.............................      105         3 (B)      108
                                                 ------      ----       ------
  Total liabilities...........................    1,275       603        1,878
Shareholder's equity..........................      627       --           627
                                                 ------      ----       ------
                                                 $1,902      $603       $2,505
                                                 ======      ====       ======


   See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                     Data.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                        (IN MILLIONS, EXCEPT RATIO DATA)

                                                       TWELVE WEEKS ENDED
                                                         MARCH 28, 1997
                                                --------------------------------
                                                            PRO FORMA
                                                HISTORICAL ADJUSTMENTS PRO FORMA
                                                ---------- ----------- ---------
Revenues
  Hotels......................................     $95         $ 2(C)     $97
  Other.......................................       2           -          2
                                                   ---         ---        ---
                                                    97           2         99
Operating costs and expenses
  Hotels......................................      52           1(C)      53
                                                   ---         ---        ---
Operating profit before corporate expenses and
 interest.....................................      45           1         46
Corporate expenses............................      (3)          -         (3)
Interest expense..............................     (23)        (13)(G)    (36)
Interest income...............................       4           -          4
                                                   ---         ---        ---
Income (loss) before income taxes.............      23         (12)        11
Benefit (provision) for income taxes..........      (9)          5 (H)     (4)
                                                   ---         ---        ---
Net income (loss).............................     $14         $(7)       $ 7
                                                   ===         ===        ===




   See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                     Data.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                        (IN MILLIONS, EXCEPT RATIO DATA)

                                         TWELVE WEEKS ENDED MARCH 22, 1996
                                   ----------------------------------------------
                                              DISPOSITION  ACQUISITION
                                               PRO FORMA    PRO FORMA
                                   HISTORICAL ADJUSTMENTS  ADJUSTMENTS  PRO FORMA
                                   ---------- -----------  -----------  ---------
Revenues
  Hotels..........................    $ 69       $ (5)(E)     $  2 (C)    $ 80
                                                                14 (F)
  Other...........................       1          -            -           1
                                      ----       ----         ----        ----
                                        70         (5)          16          81
                                      ----       ----         ----        ----
Operating costs and expenses
  Hotels..........................      36          3 (D)        1 (C)      43
                                                   (3)(E)        6 (F)
                                      ----       ----         ----        ----
                                        36          -            7          43
                                      ----       ----         ----        ----
Operating profit before corporate
 expenses and interest............      34         (5)           9          38
Corporate expenses................      (3)         -            -          (3)
Interest expense..................     (23)         -          (13)(G)     (36)
Interest income...................       5                       -           5
                                      ----       ----         ----        ----
Income (loss) before income tax-
 es...............................      13         (5)          (4)          4
Benefit (provision) for income
 taxes............................      (6)         2 (H)        2 (H)      (2)
                                      ----       ----         ----        ----
Net income (loss).................    $  7       $ (3)        $ (2)       $  2
                                      ====       ====         ====        ====



   See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                     Data.

              UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
                            STATEMENT OF OPERATIONS
                        (IN MILLIONS, EXCEPT RATIO DATA)

                                             YEAR ENDED JANUARY 3, 1997
                                   ----------------------------------------------
                                              DISPOSITION  ACQUISITION
                                               PRO FORMA    PRO FORMA
                                   HISTORICAL ADJUSTMENTS  ADJUSTMENTS  PRO FORMA
                                   ---------- -----------  -----------  ---------
Revenues
  Hotels..........................   $ 313       $ (5)(E)     $ 16 (C)    $ 352
                                                                28 (F)
  Other...........................       6         -             -            6
                                     -----       ----         ----        -----
                                       319         (5)          44          358
                                     -----       ----         ----        -----
Operating costs and expenses
  Hotels..........................     175          4 (D)        8 (C)      194
                                                   (4)(E)       11 (F)
                                     -----       ----         ----        -----
                                       175          -           19          194
                                     -----       ----         ----        -----
Operating profit before corporate
 expenses and interest............     144         (5)          25          164
Corporate expenses................     (15)         -            -          (15)
Interest expense..................    (101)         -          (57)(G)     (158)
Interest income...................      26          -           (3)(C)       16
                                                                (7)(F)
                                     -----       ----         ----        -----
Income (loss) before income tax-
 es...............................      54         (5)         (42)           7
Benefit (provision) for income
 taxes............................     (22)         2(H)        17 (H)       (3)
                                     -----       ----         ----        -----
Net income (loss).................   $  32       $ (3)        $(25)       $   4
                                     =====       ====         ====        =====


   See Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial
                                     Data.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                          CONSOLIDATED FINANCIAL DATA

A. Represents the adjustment to record consummation of the Offering and the Consent Solicitations as follows:

  -- Record the issuance of the New Senior Notes of $600 million.
  -- Record the net cash proceeds of $570 million.
  -- Record the deferred financing fees of $30 million.

B. Represents the adjustment to record the acquisition of a controlling interest in the Norfolk Waterside Marriott as follows:

  -- Record the property and equipment of $36 million.
  -- Record the use of cash of $33 million.
  -- Record a minority interest liability of $3 million.

C. Represents the adjustment to record the revenue, operating costs and to reduce interest income for the 1997 acquisition of The Ritz-Carlton, Marina del Rey and the acquisition of a controlling interest in the Norfolk Waterside Marriott.

D. Represents the net adjustment to eliminate the depreciation expense and record the incremental lease expense for the 1996 sale/leaseback of the 18 Residence Inns.

E. Represents the net adjustment to eliminate revenues, operating costs and depreciation for the 1996 sale of 16 Courtyard properties.

F. Represents the adjustment to record the revenue and operating costs, and to reduce interest income for the 1996 acquisitions of nine full-service hotel properties, including the acquisition of controlling interests in two full-service properties.

G. Represents the adjustment to record interest expense and related amortization of deferred financing fees as a result of the Offering and the Consent Solicitations.

H. Represents the income tax impact of pro forma adjustments at statutory rates.